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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 14, 1996 included in Simon Property Group, Inc.'s Form 10-K/A-1 for the year ended December 31, 1995. We also consent to the use of our reports dated November 13, 1996, covering the audited financial statements of Simon Property Group, L.P. included in or made a part of this registration statement, and to all references to our Firm included in this registration statement.



                                          /s/ Arthur Andersen LLP


                                          ARTHUR ANDERSEN LLP



Indianapolis, Indiana


November 13, 1996